AMENDMENT

To

Transfer Agency and Service Agreement

between

Each of the Entities, Individually and Not Jointly, as Listed on Schedule A

and

DST Asset Manager Solutions, Inc.

This amendment (the “Amendment”), effective as of April 6, 2020 (the “Amendment Effective Date”), is by and between DST Asset Manager Solutions, Inc. (“DST”) and each of the entities, individually and not jointly, as identified on Schedule A (collectively, the “Funds” and individually, the “Fund”). In accordance with Section 16.1 (Amendment) of the Transfer Agency and Service Agreement between the parties dated June 30, 2011, as amended (the “Agency Agreement”), the parties desire to amend the Agreement as set forth herein.

WHEREAS, the parties intend to include additional products under the Agency Agreement and amend the Agency Agreement to provide additional services for those products.

NOW, THEREFORE, for good and valuable consideration the parties agree as follows:

1. Notwithstanding the definition of “Fund” in the Agency Agreement, the additional product (the “Interval Fund”) identified below is a “Fund” under the Agency Agreement and such Fund shall receive the Services provided by DST under the Agency Agreement in accordance with the Fees detailed on Exhibit B to this Amendment:

Fund Name
BMO LGM Frontier Markets Equity Fund

2.	The following language is added as a new Section 1.1(q) of the Agency Agreement:

“(q) additionally, with respect to each Interval Fund, provide the following additional interval fund services: (1) creation of mailing list upon request of the Interval Fund for share repurchase notifications to all securityholders within the Interval Fund on the requested date as instructed; and (2) manage share repurchase program, including: (a) receipt and processing of transactions submitted as specified in the Interval Fund prospectus, including any repurchase fee processing; (b) communicating and tallying the total shares requested for repurchase; (c) if applicable, applying the proration percentage as provided by the Interval Fund to each transaction within a repurchase event; and (d) supporting and maintaining the DTCC Alternative Investment Platform (AIP) on behalf of the Interval Fund. These functions may be updated as mutually agreed upon by DST and the Funds in writing.”

3.	The Fees detailed on Exhibit B attached hereto are hereby adopted and added to Schedule 3.1 (Fees and Expenses) as a new “Section II. TRANSFER AGENCY – ADDITIONAL PRODUCTS”.

4.	Schedule A. The current Schedule A to the Agency Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of the date of this Amendment.

5.

Term. The term of this Amendment will coincide with and automatically be extended by any renewal of the Agency Agreement, and this Amendment will terminate automatically upon the termination of the Agency Agreement

6.	In the event of a conflict between the provisions of the Agency Agreement and this Amendment, the terms of this Amendment shall prevail.

7.	Subject to the specific modifications made herein, all terms and conditions of the Agency Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ON BEHALF OF EACH OF THE ENTITIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A	DST ASSET MANAGER SOLUTIONS, INC.

By: /s/ John M. Blaser	By: /s/ Rahul Kanwar

Name: John M. Blaser	Name: Rahul Kanwar

Title: President	Title: Authorized Representative
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

SCHEDULE A

Effective Date: April 6, 2020

BMO Funds

BMO Aggressive Allocation Fund

BMO Alternative Strategies Fund

BMO Balanced Allocation Fund

BMO Conservative Allocation Fund

BMO Disciplined International Equity

BMO Dividend Income Fund

BMO Global Low Volatility Equity Fund

BMO Government Money Market Fund

BMO Growth Allocation Fund

BMO High Yield Bond Fund

BMO Institutional Prime Money Market Fund

BMO Intermediate Tax-Free Fund

BMO Large-Cap Growth Fund

BMO Large-Cap Value Fund

BMO LGM Emerging Markets Equity Fund

BMO Low Volatility Equity Fund

BMO Mid-Cap Growth Fund

BMO Mid-Cap Value Fund

BMO Moderate Allocation Fund

BMO Prime Money Market Fund

BMO Pyrford International Stock Fund

BMO Short Tax-Free Fund

BMO Short-Term Income Fund

BMO Small-Cap Core Fund

BMO Small-Cap Growth Fund

BMO Small-Cap Value Fund

BMO Strategic Income Fund

BMO Tax-Free Money Market Fund

BMO Core Plus Bond Fund

BMO Corporate Income Fund

BMO Ultra Short Tax-Free Fund

BMO LGM Frontier Markets Equity Fund